SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 4, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

     On April 4, 2002, Sonex Research, Inc. (the "Company") posted the following report on its website (www.sonexresearch.com):


LOCAL INVESTORS, INCLUDING OFFICERS, PROVIDE CAPITAL TO SONEX;
          COMPANY RECEIVES SUBCONTRACT FOR HEAVY FUEL ENGINE WORK


ANNAPOLIS, MARYLAND, April 4, 2002 - SONEX RESEARCH, INC. (OTC BB: SONX) announced that it has raised capital of $60,000, including $27,000 from the conversion to equity of amounts payable to officers, employees and consultants, and $6,000 in the form of a short-term loan that may be converted to equity. The Company also announced that it has been awarded a $92,000 subcontract for further design development of a small gasoline engine previously converted by Sonex to start and operate on standard military fuels (also referred to as "heavy fuels") for use in an unmanned aerial vehicle (UAV) weapon system.

In connection with this private equity investment from a small number of shareholders at the end of March, Sonex will issue 360,000 shares of Common Stock acquired at $.15 per share, and five-year warrants for the purchase of an additional 180,000 shares exercisable at $.25 per share. The $6,000 short-term loan from a shareholder is convertible at the option of the holder into Common Stock and warrants under the same terms offered in the private equity investment. The Company also indicated that it may accept limited additional investments through mid-April.

The Company's CEO and co-founder, Dr. Andrew A. Pouring, and its CFO, Mr. George
E. Ponticas, each invested $9,000 through the conversion to equity of accrued compensation. For several months the Company's officers have voluntarily, and at their own discretion, deferred receipt of payment of significant portions of their current wages to help the Company's cash flow.

The Company reports that the $92,000 subcontract was awarded by a defense contractor as a result of the successful operation of a small heavy fuel engine
(HFE) previously delivered by Sonex. Initially, Sonex developed a proprietary design for the conversion of a small, lightweight, two-stroke, commercially available, gasoline engine to start and operate on diesel-type heavy fuels. While many other details were not provided, the Company did report that the current subcontract calls for a four-month effort for further design modifications to begin integration of the HFE into a UAV being developed by the military for use as a shipboard weapon system.


The use of heavy fuels has become a major area of focus for the military. The Department of Defense (DoD) has mandated the elimination of gasoline such that the primary fuel for combat support equipment shall be a single heavy fuel (such as JP-5 and JP-8). The reasons for a single military fuel are centered around simplified logistics - minimizing the number and complexity of fuels - and safety, particularly on board the ships and vehicles that must transport the fuel. Less volatile, widely available heavy fuels are used by jet aircraft and most military vehicles.

The Company also reports that its Annual Report on Form 10-KSB for the year ended December 31, 2001 will be filed with the Securities and Exchange Commission by the extended due date of April 15, 2002.


                            **********************

Sonex Research, Inc., a leader in the field of combustion technology, has its SCS technology protected by numerous patents issued and pending worldwide. The Company is pursuing licensing agreements for the marketing, manufacture and sale of diesel truck engine pistons incorporating its patented technology for the reduction of emissions in vehicular direct injected turbocharged diesel engines, and has conducted demonstration and development programs with some of the world's largest diesel engine manufacturers. Other SCS designs are being used to convert small gasoline engines to heavy fuel use for military and commercial applications.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2002

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer